UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 25, 2018

CONDUENT INCORPORATED

(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Suite 200

Florham Park, New Jersey

07932

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 663-2638

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	On May 25, 2018 Registrant held its Annual Meeting of Shareholders.

(b)	Shareholders voted on the matters set forth below as follows:

1. Election of directors. All nominees for director were elected.

Name	For	Against	Abstain	Non Votes
Paul S. Galant	166,144,072	202,715	145,211	16,192,115
Nicholas Graziano	165,922,150	417,313	152,535	16,192,115
Joie Gregor	166,135,273	213,756	142,969	16,192,115
Courtney Mather	162,240,574	4,113,080	138,344	16,192,115
Michael Nevin	165,934,929	410,201	146,868	16,192,115
Michael A. Nutter	166,144,322	200,398	147,278	16,192,115
William G. Parrett	166,129,704	208,733	153,561	16,192,115
Ashok Vemuri	166,153,411	190,134	148,453	16,192,115
Virginia M. Wilson	166,182,285	167,921	141,679	16,192,115

2. Ratification of selection of PricewaterhouseCoopers LLP as Registrant’s independent registered public accounting firm for 2018. The selection of PricewaterhouseCoopers LLP was ratified.

For	Against	Abstain	Non Votes
182,031,042	476,874	176,197	0

3. Approval, on an advisory basis, of the 2017 compensation of Registrant’s Named Executive Officers, as disclosed in Registrant’s 2018 Proxy Statement. The 2017 compensation of Registrant’s Named Executive Officers, as disclosed in Registrant’s 2018 Proxy Statement, was approved on an advisory basis.

For	Against	Abstain	Non Votes
163,927,678	2,190,035	374,285	16,192,115

(c)	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDUENT INCORPORATED

	By:	/s/ J. Michael Peffer
	Name:	J. Michael Peffer
Date: May 25, 2018	Position:	Executive Vice President, General Counsel and
Secretary